Exhibit 16(a)(1)(vi)

INSTRUCTION FORM

FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES.

INSTRUCTIONS FOR TENDER OF SHARES

OF COMMON STOCK

OF CANANDAIGUA NATIONAL CORPORATION

Please tender to Canandaigua National Corporation (“Canandaigua National Corporation”) on (our) (my) behalf, the number of Shares indicated below, which are all of the Shares beneficially owned by (us) (me) and registered in your name, upon and subject to the terms and conditions contained in the Offer to Purchase of Canandaigua National Corporation dated July 1, 2013, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

The undersigned hereby instruct(s) you to tender to Canandaigua National Corporation the number of Shares indicated below, at the price of $161.00 per Share, pursuant to the terms of and conditions set forth in the Offer to Purchase, dated July 1, 2013, and the Letter of Transmittal.

The aggregate number of Shares to be tendered by you for (us) (me):_______________________ Shares.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT TENDERING SHAREHOLDERS USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

THE BOARD OF DIRECTORS OF CANANDAIGUA NATIONAL CORPORATION HAS UNANIMOUSLY APPROVED THE OFFER; NEITHER CANANDAIGUA NATIONAL CORPORATION NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY TENDERING SHAREHOLDERS AS TO WHETHER TO TENDER SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES.

PLEASE SIGN HERE

Signatures(s) ______________________________________________________________________________________

Name(s) (Please Print) ______________________________________________________________________________

Address ___________________________________________________________________________________________

Zip Code ______________________

Area Code and Telephone No. (________)__________-________________

Tax Identification or Social Security No. _______________________________________________________________

My Account Number With You _______________________________________________________________________

Date__________________________